EXHIBIT 99.1

Steelcase Reports First Quarter Results

Strength in the Americas Expected to Continue in Second Quarter

GRAND RAPIDS, Mich., June 20, 2012 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported first quarter revenue of $675.2 million and net income of $13.2 million, or $0.10 per share. Excluding restructuring costs, adjusted earnings were $0.13 per share. Revenue and earnings per share were within company estimates. Steelcase reported $639.4 million of revenue and earnings of $0.06 per share in the first quarter of the prior year, including restructuring costs of approximately $0.04 per share.

Organic revenue growth in the first quarter was 6 percent after adjusting for approximately $11 million related to unfavorable currency translation effects and the net favorable impact of $6 million associated with acquisitions and divestitures. The Americas posted 14 percent organic growth over the prior year while EMEA experienced an 11 percent organic decline. Revenue growth in the Americas was broad-based and included a higher mix of business from some of the company's largest corporate customers. EMEA reported organic revenue declines in most major markets and also included a higher mix of project business.

"The Americas achieved double-digit organic revenue growth for the seventh consecutive quarter and posted an adjusted operating income margin of 8.9 percent – a significant improvement from 6.9 percent in the prior year," said James P. Hackett, president and CEO. "We expect the momentum in the Americas to continue in the second quarter."

Current quarter operating income of $19.3 million compares to $15.0 million in the prior year. Excluding restructuring costs, first quarter adjusted operating income of $24.4 million compares with $24.9 million in the prior year. Strength in the Americas was offset by weakness in EMEA and the Other category.

Cost of sales was 70.2 percent of revenue in the current quarter compared to 69.8 percent in the prior year.

Operating expenses in the first quarter were $176.7 million compared with $168.2 million in the prior year. The increase was largely due to increased spending on sales, product development and other initiatives in the Americas and Asia Pacific.

Interest expense was $4.5 million in the current quarter compared to $8.4 in the prior year, which included $4.1 million of interest expense associated with senior notes repaid during August 2011. These notes were repaid with proceeds from the issuance of replacement notes in February 2011.

Investment income decreased $1.9 million in the current quarter compared to the prior year primarily due to lower gains in the cash surrender value of variable life company-owned life insurance (COLI).

Other income of $3.8 million in the current quarter compared with $1.9 million in the prior year. The current quarter included a $2.1 million gain from the sale of a small equity investment, which was included in the company's earnings estimate for the quarter.

The company repurchased 1.1 million shares at a cost of $9.3 million in the first quarter. The repurchases were made under a stock repurchase agreement which expires in September 2012. At quarter end, the company had $144 million of remaining availability under its existing share repurchase authorization.

Cash, short-term investments and the cash surrender value of variable life COLI totaled $246.3 million and total debt was $291.0 million at the end of the first quarter.

The Board of Directors of Steelcase Inc. today declared a cash dividend $0.09 per share, to be paid on or before July 13, 2012 to shareholders of record as of July 2, 2012.

"The EMEA results, while disappointing overall, were also negatively impacted by the timing of order patterns and certain project shipments," said David C. Sylvester, senior vice president and CFO. "We expect improved results in the second quarter based on recent order growth and continued efforts to improve our business model across EMEA."

Outlook

First quarter order growth in the Americas approximated 9 percent compared to the prior year, or approximately 11 percent when adjusted for the estimated pull-forward impact of a May 2011 price increase. The company expects second quarter fiscal 2013 revenue to be in the range of $715 to $740 million. This estimate includes an assumption of approximately $22 million from unfavorable currency translation effects compared to the prior year, as well as the negative impact of a small divestiture. The company reported revenue of $700.5 million in the second quarter of fiscal 2012. Adjusted for these impacts, the company projects second quarter organic revenue growth in the range of 5 to 9 percent over the prior year.

Steelcase expects to report earnings between $0.16 and $0.20 per share for the second quarter of fiscal 2013, including restructuring costs of approximately $0.02 per share. Steelcase reported earnings of $0.09 per share in the second quarter of fiscal 2012, including restructuring costs of approximately $0.06 per share.

"The momentum in our performance and the multiple awards won by our brands at this month's NeoCon trade show are further evidence that the market is responding to our insight-led innovation," Mr. Hackett said. "Our ability to leverage our research to design for current and future workplace needs is a vital competitive advantage."

Business Segment Results
(in millions)

	(Unaudited)
	Three Months Ended
	May 25, 2012	May 27, 2011	% Change

Revenue
Americas (1)	$ 474.6	$ 408.5	16.2%
EMEA (2)	127.5	153.9	(17.2) %
Other (3)	73.1	77.0	(5.1) %
Consolidated revenue	$ 675.2	$ 639.4	5.6%

Operating income (loss)
Americas	$ 37.7	$ 21.1
EMEA	(8.0)	(0.1)
Other	(3.4)	2.6
Corporate (4)	(7.0)	(8.6)
Consolidated operating income	$ 19.3	$ 15.0

Operating income percent	2.9%	2.3%

Revenue Mix
Americas (1)	70.3%	63.9%
EMEA (2)	18.9%	24.1%
Other (3)	10.8%	12.0%

Business Segment Footnotes

  The Americas segment serves customers in the U.S., Canada and Latin America with a portfolio of integrated architecture, furniture and technology products marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Coalesse, Turnstone, Details and Nurture by Steelcase brands.
  The EMEA segment serves customers in Europe, the Middle East and Africa primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.
  The Other category includes Asia Pacific, PolyVision and Designtex.
  Corporate expenses include unallocated portions of executive and shared services functions such as information technology, human resources, finance, legal, research and development and corporate facilities.

YEAR OVER YEAR ORGANIC REVENUE GROWTH BY SEGMENT
Q1 2013 vs. Q1 2012
	Steelcase Inc.	Americas	EMEA	Other category

Q1 2012 revenue	$ 639.4	$ 408.5	$ 153.9	$ 77.0
Divestiture	(4.1)	--	--	(4.1)
Currency translation effects*	(10.7)	(0.6)	(10.2)	0.1
Q1 2012 revenue, adjusted	624.6	407.9	143.7	73.0

Q1 2013 revenue	675.2	474.6	127.5	73.1
Dealer acquisition	(10.5)	(10.5)	--	--
Q1 2013 revenue, adjusted	664.7	464.1	127.5	73.1
Organic growth (decline) $	$ 40.1	$ 56.2	$ (16.2)	$ 0.1
Organic growth (decline) %	6%	14%	(11) %	0%

* Currency translation effects represent the estimated net effect of translating Q1 2012 foreign currency revenues using the average exchange rates during Q1 2013.

PROJECTED ORGANIC REVENUE GROWTH
Q2 2013 vs. Q2 2012
Steelcase Inc.

Q2 2012 revenue	$ 701
Divestiture	(5)
Currency translation effects*	(17)
Q2 2012 revenue, adjusted	679

Q2 2013 revenue, projected	715 - 740
Organic growth $	$ 36 -61
Organic growth %	5% - 9%

* Currency translation effects represent the estimated net effect of translating Q2 2012 foreign currency revenues using the exchange rate at the end of Q1 2013.

STEELCASE INC.
ADJUSTED EARNINGS PER SHARE
Q1 2013
Earnings per share	$ 0.10
Restructuring costs per share, net of tax	0.03
Earnings per share, adjusted	$ 0.13

Steelcase Inc.
	(Unaudited)
	Three Months Ended
	May 25, 2012		May 27, 2011

Revenue	$ 675.2	100.0%	$ 639.4	100.0%
Cost of sales	474.1	70.2%	446.3	69.8%
Restructuring costs	5.1	0.8%	10.0	1.6%
Gross profit	196.0	29.0%	183.1	28.6%
Operating expenses	176.7	26.2%	168.2	26.3%
Restructuring costs	--	-- %	(0.1)	-- %
Operating income	$ 19.3	2.8%	$ 15.0	2.3%
Interest expense, investment income and other income, net	0.4	0.1%	(3.5)	(0.5) %
Income before income tax expense	19.7	2.9%	11.5	1.8%
Income tax expense	6.5	0.9%	4.0	0.6%
Net income	13.2	2.0%	7.5	1.2%

Operating income	19.3	2.8%	15.0	2.3%
Add: restructuring costs	5.1	0.8%	9.9	1.6%
Adjusted operating income	$ 24.4	3.6%	$ 24.9	3.9%

Americas
	(Unaudited)
	Three Months Ended
	May 25, 2012		May 27, 2011

Revenue	$ 474.6	100.0%	$ 408.5	100.0%
Cost of sales	330.2	69.6%	287.5	70.4%
Restructuring costs	4.7	1.0%	7.3	1.8%
Gross profit	139.7	29.4%	113.7	27.8%
Operating expenses	102.0	21.5%	92.6	22.7%
Restructuring costs	--	-- %	--	-- %
Operating income	$ 37.7	7.9%	$ 21.1	5.1%
Add: restructuring costs	4.7	1.0%	7.3	1.8%
Adjusted operating income	$ 42.4	8.9%	$ 28.4	6.9%

EMEA
	(Unaudited)
	Three Months Ended
	May 25, 2012		May 27, 2011

Revenue	$ 127.5	100.0%	$ 153.9	100.0%
Cost of sales	94.7	74.3%	108.8	70.7%
Restructuring costs	0.4	0.3%	2.7	1.8%
Gross profit	32.4	25.4%	42.4	27.5%
Operating expenses	40.4	31.7%	42.5	27.6%
Restructuring costs	--	-- %	--	-- %
Operating loss	$ (8.0)	(6.3) %	$ (0.1)	(0.1) %
Add: restructuring costs	0.4	0.3%	2.7	1.8%
Adjusted operating income (loss)	$ (7.6)	(6.0) %	$ 2.6	1.7%

Other
	(Unaudited)
	Three Months Ended
	May 25, 2012		May 27, 2011

Revenue	$ 73.1	100.0%	$ 77.0	100.0%
Cost of sales	49.2	67.3%	50.0	65.0%
Restructuring costs	--	-- %	--	-- %
Gross profit	23.9	32.7%	27.0	35.0%
Operating expenses	27.3	37.4%	24.5	31.8%
Restructuring costs	--	-- %	(0.1)	(0.1) %
Operating income (loss)	$ (3.4)	(4.7) %	$ 2.6	3.3%
Add: restructuring costs	--	-- %	(0.1)	(0.1) %
Adjusted operating income (loss)	$ (3.4)	(4.7) %	$ 2.5	3.2%

Corporate
	(Unaudited)
	Three Months Ended
	May 25, 2012		May 27, 2011

Operating expenses	$ 7.0		$ 8.6
Add: restructuring costs	--		--
Adjusted operating loss	$ (7.0)		$ (8.6)

Webcast

Steelcase will discuss first quarter results and business outlook on a conference call and webcast at 11:00 a.m. EDT tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after this press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth (decline), which represents the change in revenue over the prior year excluding currency translation effects and the impacts of acquisitions and divestitures; (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring costs; and (3) adjusted earnings per share, which represents earnings per share, excluding restructuring costs, net of tax. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

For 100 years, Steelcase Inc. has helped create great experiences for the world's leading organizations – wherever work happens. Steelcase and our family of brands – including Steelcase®, Coalesse®, Designtex®, Details®, Nurture®, PolyVision®, and Turnstone® – offer a comprehensive portfolio of furnishings, products and services designed to unlock human promise and support social, economic, and environmental sustainability. We are globally accessible through a network of channels, including approximately 650 dealers. Steelcase is a global, industry-leading, and publicly traded company with fiscal 2012 revenue of $2.75 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7606

STEELCASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended
	May 25, 2012	May 27, 2011
Revenue	$ 675.2	$ 639.4
Cost of sales	474.1	446.3
Restructuring costs	5.1	10.0
Gross profit	196.0	183.1
Operating expenses	176.7	168.2
Restructuring costs	--	(0.1)
Operating income	19.3	15.0
Interest expense	(4.5)	(8.4)
Investment income	1.1	3.0
Other income, net	3.8	1.9
Income before income tax expense	19.7	11.5
Income tax expense	6.5	4.0
Net income	$ 13.2	$ 7.5

Earnings per share:
Basic	$ 0.10	$ 0.06
Diluted	$ 0.10	$ 0.06
Dividends declared and paid per common share	$ 0.09	$ 0.06
Weighted average shares outstanding - basic	128.8	134.0
Weighted average shares outstanding - diluted	128.9	135.0

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
	(Unaudited)
	May 25, 2012	February 24, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 80.5	$ 112.1
Short-term investments	52.1	79.1
Accounts receivable, net	309.3	271.4
Inventories	147.5	139.5
Deferred income taxes	47.3	42.4
Other current assets	43.7	57.6
Total current assets	680.4	702.1

Property, plant and equipment, net	338.8	346.9
Company-owned life insurance	229.3	227.6
Deferred income taxes	122.1	132.5
Goodwill	174.5	176.6
Other intangible assets, net	18.2	18.8
Other assets	100.1	96.5
Total assets	$ 1,663.4	$ 1,701.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 210.2	$ 191.3
Short-term borrowings and current portion of long-term debt	2.6	2.6
Accrued expenses:
Employee compensation	89.6	123.0
Employee benefit plan obligations	15.6	22.6
Other	131.7	122.4
Total current liabilities	449.7	461.9

Long-term liabilities:
Long-term debt less current maturities	288.4	288.9
Employee benefit plan obligations	157.2	161.1
Other long-term liabilities	81.4	80.5
Total long-term liabilities	527.0	530.5
Total liabilities	976.7	992.4

Shareholders' equity:
Common stock	--	1.1
Additional paid-in capital	26.9	32.6
Accumulated other comprehensive income (loss)	(15.9)	0.8
Retained earnings	675.7	674.1
Total shareholders' equity	686.7	708.6
Total liabilities and shareholders' equity	$ 1,663.4	$ 1,701.0

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Three Months Ended
	May 25, 2012	May 27, 2011
OPERATING ACTIVITIES
Net income	$ 13.2	$ 7.5
Depreciation and amortization	13.6	14.0
Changes in cash surrender value of company-owned life insurance	(1.7)	(2.8)
Changes in deferred income taxes	8.0	5.4
Changes in operating assets and liabilities, net of acquisitions and deconsolidations:
Accounts receivable, inventories and accounts payable	(32.7)	(19.7)
Employee compensation liabilities	(36.7)	(37.9)
Other assets and liabilities	(9.2)	(21.0)
Other	8.6	17.8
Net cash used in operating activities	(36.9)	(36.7)

INVESTING ACTIVITIES
Capital expenditures	(10.1)	(18.1)
Proceeds from disposal of fixed assets	14.1	--
Purchases of short-term investments	(6.4)	(5.6)
Liquidations of short-term investments	33.2	39.2
Acquisitions, net of divestiture	--	(17.9)
Other	0.1	1.6
Net cash provided by (used in) investing activities	30.9	(0.8)

FINANCING ACTIVITIES
Dividends paid	(11.6)	(8.0)
Common stock repurchases	(11.8)	(11.5)
Other	(0.5)	(3.9)
Net cash used in financing activities	(23.9)	(23.4)

Effect of exchange rate changes on cash and cash equivalents	(1.7)	0.9

Net decrease in cash and cash equivalents	(31.6)	(60.0)
Cash and cash equivalents, beginning of period	112.1	142.2
Cash and cash equivalents, end of period	$ 80.5	$ 82.2

CONTACT: Investor Contact:
         Raj Mehan
         Investor Relations
         (616) 246-4251

         Media Contact:
         Laura VanSlyke
         Public Relations
         (616) 247-2747